EXHIBIT 10.05

LEAK OUT AGREEMENT

THIS LEAK OUT AGREEMENT (the “Agreement”) is entered into as of this 17th day of August, 2017 (the “Effective Date”) by and between DIP SPV1, LP, a British Virgin Islands limited partnership (the “Stockholder”) and Social Reality, Inc., a Delaware corporation (the “Company”).

WHEREAS, Leapfrog Media Trading, Inc., a Delaware corporation ("Seller") and the Company are parties to that certain Asset Purchase Agreement dated April 20, 2017, as amended by Amendment No. 1 dated August 17, 2017 (collectively, the “Purchase Agreement”) pursuant to which the Company agreed, at the Closing thereunder, to acquire the Purchased Assets from Seller in exchange for the Consideration Shares. Capitalized terms used but not otherwise defined herein are used herein with the respective meanings given to them under the Purchase Agreement.

WHEREAS, as a closing condition of the Purchase Agreement, Seller agreed to restrict the disposition of the Consideration Shares by Seller.

WHEREAS, pursuant to the terms and conditions of Purchase Agreement, Seller instructed the Company to issue to the Stockholder at Closing, as Seller's designee, One Hundred Eighty-four Thousand (184,000) of the Consideration Shares.

WHEREAS, as Seller’s designee to receive Consideration Shares under the Purchase Agreement, the Stockholder is required and has agreed to restrict the disposition of the Consideration Shares by it.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

LEAK OUTS.

(a)

At such time as the Stockholder is able to resell the Consideration Shares in accordance with the provisions of Rule 144 of the Securities Act (the "Expiration of the Holding Period"), the Stockholder agrees to limit the resales of such Shares in the public market as follows:

(i)

if the daily average trading volume on all trading markets on which the Buyer Common Stock is then quoted or listed (i) is less than 30,000 shares of Common Stock, the Stockholder shall not sell more than 1,000 Shares per trading day; (ii) is greater than 30,000 shares of Common Stock, but less than 100,000 shares, the Stockholder shall not sell more than 5,000 Shares per trading day; and (iii) is greater than 100,000 shares, the Stockholder shall not sell more than 50,000 Shares; and

(ii)

any permitted resales by the Stockholder shall be at the then current bid price of the Common Stock.

2.

TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. In the event of any sale, transfer, assignment, pledge or other hypothecation of the Consideration Shares, other than the resale of such shares in the public market pursuant to this Agreement (a "Transfer"), as a condition precedent to such Transfer the Stockholder will deliver a leak out agreement in form and substance identical to this Agreement from the proposed transferee. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.

COMPLIANCE WITH SECURITIES LAWS. In the event of a Transfer, as a condition to the Company agreeing to such Transfer, the Stockholder shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, to the effect that the Transfer is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the Transfer otherwise complies with the terms of this Agreement.

4.

LEGEND.

(a)

The Stockholder hereby agrees that each outstanding certificate representing the Consideration Shares shall, in addition to any other legends as may be required in compliance with Federal securities laws or as contemplated by the Purchase Agreement, bear a legend reading substantially as follows:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A LEAK OUT AGREEMENT DATED AUGUST 17, 2017, BETWEEN THE ISSUER AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK UP AGREEMENT.

(b)

A copy of this Agreement shall be filed with the corporate secretary of the Company, shall be kept with the records of the Company. In addition, a copy of this Agreement shall be filed with the Company's transfer agent of record.

5.

NO OTHER RIGHTS. The Stockholder understands and agrees that the Company is under no obligation to register the sale, transfer or other disposition of the Consideration Shares under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

6.

SPECIFIC PERFORMANCE. The Stockholder acknowledges that there would be no adequate remedy at law if the Stockholder fails to perform any of its obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Stockholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 6 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

7.

NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to the Stockholder at the address last appearing on the books and records of the Company.

8.

RECAPITALIZATIONS AND EXCHANGES AFFECTING CONSIDERATION SHARES. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Consideration Shares, to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

9.

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Los Angeles County in the State of California. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Los Angeles County, California, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Los Angeles County, California has been brought in an inconvenient form.

10.

COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.

ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

12.

AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Stockholder. No delay or failure on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

13.

SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.

CONSTRUCTION; TERMS. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. All terms not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

15.

ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino
Christopher Miglino,
Chief Executive Officer

STOCKHOLDER:

DIP SPV1, LP.

By:	/s/ Antonio Ruiz-Gimenez
Name: Antonio Ruiz-Gimenez
Its: Managing Partner

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